EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                                  SAFEWAY INC.,
                              SSCI MERGER SUB, INC.
                                       AND
                            THE VONS COMPANIES, INC.






                          Dated as of December 15, 1996



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                                TABLE OF CONTENTS



                                   ARTICLE I.

                                   THE MERGER

  SECTION 1.01.  The Merger................................................  1
  SECTION 1.02.  Effective Time............................................  2
  SECTION 1.03.  Effect of the Merger......................................  2
  SECTION 1.04.  Articles of Incorporation; By-Laws........................  2
  SECTION 1.05.  Directors and Officers....................................  2
  SECTION 1.06.  Effect on Capital Stock...................................  3
  SECTION 1.07.  Exchange of Certificates..................................  4
  SECTION 1.08.  Stock Transfer Books......................................  6
  SECTION 1.09.  No Further Ownership Rights in Company Common Stock.......  6
  SECTION 1.10.  Lost, Stolen or Destroyed Certificates....................  6
  SECTION 1.11.  Tax Consequences..........................................  7
  SECTION 1.12.  Taking of Necessary Action; Further Action................  7

                                   ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  SECTION 2.01.  Organization and Qualification; Subsidiaries..............  7
  SECTION 2.02.  Articles of Incorporation and By-Laws.....................  8
  SECTION 2.03.  Capitalization............................................  8
  SECTION 2.04.  Authority Relative to this Agreement; Vote Required;
                             State Takeover Statutes.......................  8
  SECTION 2.05.  No Conflict; Required Filings and Consents................  9
  SECTION 2.06.  Compliance; Permits....................................... 10
  SECTION 2.07.  SEC Filings; Financial Statements......................... 10
  SECTION 2.08.  Absence of Certain Changes or Events...................... 11
  SECTION 2.09.  [Intentionally Left Blank]................................ 11
  SECTION 2.10.  Employee Benefit Plans; Employment Agreements............. 11
  SECTION 2.11.  Labor Matters............................................. 13
  SECTION 2.12.  Registration Statement; Proxy Statement/Prospectus........ 14
  SECTION 2.13.  [Intentionally Left Blank]................................ 14
  SECTION 2.14.  Title to Property......................................... 14
  SECTION 2.15.  Taxes..................................................... 15
  SECTION 2.16.  Environmental Matters..................................... 16
  SECTION 2.17.  Brokers................................................... 16
  SECTION 2.18.  Intellectual Property Rights.............................. 16
  SECTION 2.19.  Opinion of Financial Advisor.............................. 17




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                                  ARTICLE III.

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

  SECTION 3.01.  Organization and Qualification; Subsidiaries............... 17
  SECTION 3.02.  Certificate of Incorporation and By-Laws................... 17
  SECTION 3.03.  Capitalization............................................. 18
  SECTION 3.04.  Authority Relative to this Agreement; Vote Required........ 18
  SECTION 3.05.  No Conflict; Required Filings and Consents................. 19
  SECTION 3.06.  Compliance; Permits........................................ 20
  SECTION 3.07.  SEC Filings; Financial Statements.......................... 20
  SECTION 3.08.  Absence of Certain Changes or Events....................... 21
  SECTION 3.09.  [Intentionally Left Blank]................................. 21
  SECTION 3.10.  Employee Benefit Plans..................................... 21
  SECTION 3.11.  Labor Matters.............................................. 21
  SECTION 3.12.  Registration Statement; Proxy Statement/Prospectus......... 21
  SECTION 3.13.  Environmental Matters...................................... 22
  SECTION 3.14.  Brokers.................................................... 22
  SECTION 3.15.  Purchase Agreement......................................... 22
  SECTION 3.16.  Ownership of SSCI and Merger Sub;
                       Capitalization of Merger Sub; No Prior Activities.... 22
  SECTION 3.17.  Opinion of Financial Advisor............................... 23
  SECTION 3.18.  Takeover Statutes.......................................... 23



                                   ARTICLE IV.

                     CONDUCT OF BUSINESS PENDING THE MERGER

  SECTION 4.01.  Conduct of Business by the Company Pending the Merger...... 23
  SECTION 4.02.  No Solicitation............................................ 26
  SECTION 4.03.  Conduct of Business by Parent Pending the Merger........... 27
  SECTION 4.04.  Parent Repurchase Right.................................... 28

                                   ARTICLE V.

                              ADDITIONAL AGREEMENTS

  SECTION 5.01.  HSR Act; Etc. ............................................. 29
  SECTION 5.02.  Proxy Statement/Prospectus; Registration Statement......... 29
  SECTION 5.03.  Stockholders Meetings...................................... 30
  SECTION 5.04.  Access to Information; Confidentiality..................... 30
  SECTION 5.05.  Consents; Approvals........................................ 31
  SECTION 5.06.  Agreements with Respect to Affiliates...................... 31
  SECTION 5.07.  Indemnification and Insurance.............................. 31



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SECTION 5.08.  Notification of Certain Matters............................... 32
SECTION 5.09.  Further Action/Tax Treatment.................................. 33
SECTION 5.10.  Public Announcements.......................................... 33
SECTION 5.11.  Employee Benefit Arrangements................................. 33
SECTION 5.12.  Use of Name; Headquarters..................................... 34
SECTION 5.13.  Listing of Shares............................................. 34
SECTION 5.14.  Conveyance Taxes.............................................. 34

                                 ARTICLE VI.

                          CONDITIONS TO THE MERGER

SECTION 6.01. Conditions to Obligations of Each Party to Effect the Merger... 34
SECTION 6.02. Additional Conditions to Obligations of Parent and Merger Sub.. 35
SECTION 6.03. Additional Conditions to Obligations of the Company............ 36

                                ARTICLE VII.

                                 TERMINATION

SECTION 7.01. Termination.................................................... 36
SECTION 7.02. Effect of Termination.......................................... 38
SECTION 7.03. Fees and Expenses.............................................. 38

                                ARTICLE VIII.

                             GENERAL PROVISIONS

SECTION 8.01. Effectiveness of Representations, Warranties and
                           Agreements; Knowledge, Etc........................ 39
SECTION 8.02. Notices........................................................ 39
SECTION 8.03. Certain Definitions............................................ 40
SECTION 8.04. Amendment...................................................... 41
SECTION 8.05. Extension; Waiver.............................................. 41
SECTION 8.06. Headings....................................................... 42
SECTION 8.07. Severability................................................... 42
SECTION 8.08. Entire Agreement............................................... 42
SECTION 8.09. Assignment..................................................... 42
SECTION 8.10. Parties in Interest............................................ 42
SECTION 8.11. Failure or Indulgence Not Waiver; Remedies Cumulative.......... 42
SECTION 8.12. Governing Law.................................................. 42
SECTION 8.13. Counterparts................................................... 43
SECTION 8.14. WAIVER OF JURY TRIAL........................................... 43

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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of December 15, 1996 (the "Agreement"), among SAFEWAY INC., a Delaware corporation ("Parent"), SSCI MERGER SUB, INC., a Michigan corporation and an indirect wholly owned subsidiary of Parent ("Merger Sub"), and THE VONS COMPANIES, INC., a Michigan corporation (the "Company").

                                   WITNESSETH:

         WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have determined that it is advisable and in the best interests of their respective stockholders for Parent and Merger Sub to enter into a business combination with the Company upon the terms and subject to the conditions set forth herein;

         WHEREAS, in furtherance of such combination, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, in accordance with the applicable provisions of the Michigan Business Corporation Act of the State of Michigan (the "MBCA"), in the case of the Company and Merger Sub, and the Delaware General Corporation Law of the State of Delaware (the "DGCL"), in the case of Parent;

         WHEREAS, Parent, Safeway Southern California, Inc., a wholly owned subsidiary of Parent ("SSCI"), Merger Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder; and

         WHEREAS, pursuant to the Merger, each outstanding share (a "Share") of the Company's common stock, $0.10 par value (the "Company Common Stock"), shall be converted into the right to receive the Merger Consideration (as defined in Section 1.07(b)), upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I.

                                   THE MERGER

         SECTION 1.01. The Merger. (a) Effective Time. At the Effective Time (as defined in Section 1.02 hereof), and subject to and upon the terms and conditions of this Agreement and


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the MBCA, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and as an indirect wholly owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         (b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.01, and subject to the satisfaction or waiver, if permissible, of the conditions set forth in Article VI, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place (a) at the offices of Latham & Watkins, 505 Montgomery St., San Francisco, California, as promptly as practicable (and in any event within two business days) after satisfaction or waiver, if permissible, of the conditions set forth in Article VI or (b) at such other time, date or place as Parent and the Company may agree.

         SECTION 1.02. Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the MBCA (the "Certificate of Merger"), together with any required related documents, with the appropriate administrator, as indicated in the MBCA, in such form as required by, and executed in accordance with the relevant provisions of, the MBCA. The Merger shall be effective at the time indicated in such Certificate of Merger (the "Effective Time").

         SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the MBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchise of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.04. Articles of Incorporation; By-Laws. (a) Articles of Incorporation. At the Effective Time the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter duly amended in accordance with applicable law and the terms of this Agreement.

         (b) By-Laws. At the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter duly amended in accordance with applicable law and the terms of this Agreement.

         SECTION 1.05. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors


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are duly elected or appointed and qualified in the manner provided in the
Articles of Incorporation and By-laws of the Surviving Corporation and in accordance with applicable law. The Company shall cause each director of the Company's subsidiaries which are corporations to tender his or her resignation prior to the Effective Time, with each such resignation to be effective as of the Effective Time.

         SECTION 1.06. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

         (a) Conversion of Securities. Each Share issued and outstanding immediately prior to the Effective Time (excluding any Shares to be canceled pursuant to Section 1.06(b)) shall be converted, subject to Section 1.06(e) and 1.06(f), into the right to receive 1.425 (the "Exchange Ratio") of validly issued, fully paid and nonassessable shares ("Parent Shares") of common stock, $0.01 par value, of Parent ("Parent Common Stock").

         (b) Cancellation. Each Share held in the treasury of the Company and each Share owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of the Company or Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

         (c)      Assumption of Stock Options.

                  (i) At the Effective Time, each outstanding option to purchase Company Common Stock (a "Stock Option") granted under the Company's 1987 Stock Option Plan and 1990 Stock Option Plan, each as amended to date (collectively, the "Company Stock Option Plans"), whether vested or unvested, shall be assumed by Parent and constitute an option to acquire, on the same terms and conditions as were applicable under such Stock Option prior to the Effective Time, the number (rounded up to the nearest whole number) of Parent Shares as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Stock Option in full immediately prior to the Effective Time (not taking into account whether or not such Stock Option was in fact exercisable), at a price per share equal to (x) the aggregate exercise price for Company Common Stock otherwise purchasable pursuant to such Stock Option divided by (y) the number of Parent Shares deemed purchasable pursuant to such Stock Option. At and after the Effective Time, Parent will honor all obligations with respect to such Stock Options under the terms of such Stock Options and the Company Stock Option Plans as in effect on the date hereof. At the Effective Time, the Company Stock Option Plans shall be amended to require that the shares of stock issuable and deliverable upon the exercise of a Stock Option, or any portion thereof, shall be unissued shares or issued shares which then have been reacquired by Parent, but no other amendments shall be made except as provided herein.

                  (ii) As soon as practicable after the Effective Time (but in any event within five (5) business days), Parent shall deliver to each holder of an outstanding Stock Option


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         an appropriate notice setting forth such holder's rights pursuant thereto, and such Stock Option shall otherwise continue in effect on the same terms and conditions (including antidilution provisions) as were in effect prior to the Effective Time.

                  (iii) Parent has taken all corporate action necessary to reserve for issuance a sufficient number of Parent Shares for delivery pursuant to the terms set forth in this Section 1.06(c).

                  (iv) Subject to any applicable limitations under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), Parent shall file a Registration Statement on Form S-8 (or any successor form), which may be in the form of a post-effective amendment to the Registration Statement (as defined below), with the Securities and Exchange Commission (the "SEC"), effective on the date of the Effective Time, with respect to the shares of Parent Common Stock issuable upon exercise of the Stock Options, and shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Stock Options shall remain outstanding.

         (d) Capital Stock of Merger Sub. The capitalization of Merger Sub as of the date hereof is as set forth in Section 3.16. Each share of common stock, $0.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.01 par value, of the Surviving Corporation.

         (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and prior to the Effective Time.

         (f) Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued in connection with the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a stockholder of Parent. In lieu of any such fractional shares, each holder of Company Common Stock upon surrender of a certificate (a "Certificate") for exchange shall be paid an amount in cash (without interest), rounded up to the nearest cent, determined by multiplying (i) the closing price of Parent Common Stock as reported on the New York Stock Exchange ("NYSE") Composite Tape on the last trading day immediately preceding the second business day prior to the Effective Time by (ii) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock then held of record by such holder).

         SECTION 1.07. Exchange of Certificates. (a) Exchange Agent. At or prior to the Effective Time, Parent shall supply, or shall cause to be supplied, to or for the account of such bank or trust company as shall be designated by Parent and subject to the reasonable approval of the Company (the "Exchange Agent"), in trust for the benefit of the holders of Company


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Common Stock, for exchange in accordance with this Section 1.07 through the
Exchange Agent, (i) certificates evidencing the Parent Shares issuable pursuant to Section 1.06(a) in exchange for outstanding Shares and (ii) cash in an aggregate amount sufficient to pay for fractional shares pursuant to Section 1.06(f) (the shares and cash so deposited, together with any dividends or distributions with respect to such Parent Shares payable after the Effective Time which shall also be deposited with the Exchange Agent, being hereinafter referred to collectively as the "Exchange Fund"). Any interest, dividends or other income earned on the investment of cash or other property held in the Exchange Fund shall be for the account of and payable to Parent.

         (b) Exchange Procedures. Promptly after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify), and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing Parent Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole Parent Shares which such holder has the right to receive in accordance with the Exchange Ratio in respect of the Shares formerly evidenced by such Certificate,
(B) any dividends or other distributions to which such holder is entitled pursuant to Section 1.07(c), and (C) cash in respect of fractional shares as provided in Section 1.06(f) (Parent Shares, dividends, distributions and cash being, collectively, the "Merger Consideration"), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company as of the Effective Time, Parent Shares, dividends and distributions may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 1.07(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Shares will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends and subject to
Section 1.06(f), to evidence the ownership of the number of full Parent Shares into which such shares of the Company Common Stock shall have been so converted.

         (c) Distributions With Respect to Unexchanged Parent Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to Parent Shares they are entitled to receive until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Parent Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Shares.


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         (d) Transfers of Ownership. If any certificate for Parent Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for Parent Shares in any name other than that of the registered holder of the certificate surrendered, or have established to the reasonable satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

         (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock as of the date which is eighteen months after the Effective Time shall be delivered to Parent, upon demand, and thereafter such holders of Company Common Stock who have not theretofore complied with this Section 1.07 shall be entitled to look only to Parent for payment of the Merger Consideration to which they are entitled pursuant hereto.

         (f) No Liability. Except as required by applicable law, none of Parent, Merger Sub or the Company shall be liable to any holder of Company Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (g) Withholding Rights. Parent or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

         SECTION 1.08. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the Company Common Stock thereafter on the records of the Company.

         SECTION 1.09. No Further Ownership Rights in Company Common Stock. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers of Shares which were outstanding immediately prior to the Effective Time on the records of the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         SECTION 1.10. Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder


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thereof, such Parent Shares as may be required pursuant to Section 1.06;
provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         SECTION 1.11. Tax Consequences. It is intended by the parties hereto and SSCI that the Merger shall constitute a reorganization within the meaning of
Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

         SECTION 1.12. Taking of Necessary Action; Further Action. Each of Parent, Merger Sub and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as practicable. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all the property, rights, privileges, power and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Merger Sub that:

         SECTION 2.01. Organization and Qualification; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not have a Material Adverse Effect. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a Material Adverse Effect. The Company has no significant subsidiaries. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary, and the percentage of each subsidiary's outstanding capital stock owned by the Company or another subsidiary is set forth in Section 2.01 of the disclosure schedule (the "Company Disclosure Schedule") prepared by the Company and delivered to Parent in connection with the execution of this Agreement. Except as set forth in Section
2.01 of the


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Company Disclosure Schedule or the Company SEC Reports (as defined in Section
2.07), the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, with respect to which interest the Company has invested or is required to invest $1,000,000 or more.

         SECTION 2.02. Articles of Incorporation and By-Laws. The Company has heretofore furnished to Parent a complete and correct copy of its Articles of Incorporation and By-Laws as most recently restated and subsequently amended to date. Such Articles of Incorporation and By-Laws are in full force and effect. The Company is not in violation of any of the provisions of its Articles of Incorporation or By-Laws. There are no dissenters' rights provided for in any resolutions of the Company's Board of Directors.

         SECTION 2.03. Capitalization. (a) The authorized capital stock of the Company consists of 120,000,000 shares, consisting of 100,000,000 shares of Company Common Stock and 20,000,000 shares of Company preferred stock, par value $0.01 per share (the "Company Preferred Stock"). As of December 15, 1996, (i) 43,966,667 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and no shares were held in treasury, (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) no shares of Company Common Stock were held by subsidiaries of the Company, and (iv) 3,064,584 shares of Company Common Stock were reserved for future issuance pursuant to outstanding stock options granted under the Company Stock Option Plans. Except as set forth in this Section 2.03 or in
Section 2.03 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements or arrangements to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries.

         (b) Except as disclosed in Section 2.03 of the Company Disclosure Schedule or the Company SEC Reports, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business.

         SECTION 2.04. Authority Relative to this Agreement; Vote Required; State Takeover Statutes. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and (subject only, with respect to the Merger, to the approval and adoption of this Agreement by the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with the MBCA and the Company's Articles of Incorporation and By-Laws) to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the adoption of this Agreement by the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with the MBCA and the Company's Articles of Incorporation and By-Laws). As of the date hereof, the Board of Directors of the Company has determined that the Merger, upon the terms and subject to the conditions of this Agreement, is advisable to and in the best interest of the Company and its stockholders. This Agreement has been duly and validly executed and delivered by the Company.

         (b) Assuming the due authorization, execution and delivery by Parent and Merger Sub, as applicable, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity).

         (c) Subject to Section 6.01(b)(ii), the approval of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger, this Agreement and the transactions contemplated hereby.

         (d) The Board of Directors of the Company has approved the Merger, this Agreement and the transactions contemplated hereby and such approval is sufficient to render the provisions of Article VII of the Company's Articles of Incorporation inapplicable to the Merger, this Agreement and the other transactions contemplated by this Agreement.

         (e) The Company had an interested shareholder as defined in Section 778(2) of the MBCA on the effective date of Chapter 7A of the MBCA (May 29, 1984), and the Board of Directors of the Company has not at any time after the effective date of Chapter 7A of the MBCA (May 29, 1984), elected to be subject, in whole or in part, as to specifically identified or unidentified interested shareholders, to the requirements of Section 780. The Company is not an "issuing public corporation" within the meaning of Section 793(1) of the MBCA.

         SECTION 2.05. No Conflict; Required Filings and Consents. (a) Except as set forth in Section 2.05(a) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or By-Laws of the Company, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any violation or breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except in the case of clauses
(ii) or (iii) for any such conflicts, violations, breaches, defaults, or other occurrences that would not reasonably be expected to have a Material Adverse Effect or prevent the Company from otherwise performing its obligations under this Agreement in any material respect.

         (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental, judicial or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), state securities laws ("Blue Sky Laws"), state takeover laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), the listing requirements of the NYSE and the filing and recordation of the Certificate of Merger or other documents as required by the MBCA, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay the Company from performing its obligations under this Agreement, or would not have a Material Adverse Effect.

         SECTION 2.06. Compliance; Permits. (a) Except as disclosed in Section 2.06(a) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, statute, rule, regulation, order, judgment, writ, injunction or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not have a Material Adverse Effect.

         (b) Except as disclosed in Section 2.06(b) of the Company Disclosure Schedule, the Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries taken as a whole as it is now being conducted (collectively, the "Company Permits"). The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply would not have a Material Adverse Effect.

         SECTION 2.07. SEC Filings; Financial Statements. (a) The Company has filed all forms, reports, statements and other documents required to be filed by it with the SEC since January 1, 1995 (such forms, reports, statements and other documents are hereinafter referred to as the "Company SEC Reports"). Except as disclosed in Section 2.07 of the Company

Disclosure Schedule, the Company SEC Reports (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

         (b) The consolidated financial statements (including, in each case, any related notes or schedules thereto) contained in the Company SEC Reports were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto), and fairly presented in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

         SECTION 2.08. Absence of Certain Changes or Events. Except as set forth in Section 2.08 of the Company Disclosure Schedule or the Company SEC Reports, since October 6, 1996, the Company has conducted its business in the ordinary course and there has not occurred: (i) any Material Adverse Effect; (ii) any amendments or changes in the Articles of Incorporation or By-laws of the Company; (iii) any sale of, or material pledge of or material encumbrance upon property of the Company with a value in excess of $5,000,000; (iv) any material change by the Company in its accounting methods, principles or practices except as required by any change in GAAP or as a result of a change in law or (v) any material revaluation by the Company of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business.

         SECTION 2.09.  [Intentionally Left Blank].

         SECTION 2.10. Employee Benefit Plans; Employment Agreements. (a)
Section 2.10(a) of the Company Disclosure Schedule lists all employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all material employee welfare plans (as defined in Section 3(1) of ERISA), and all other material bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs and arrangements for the benefit of, or relating to, any employee or former employee of the Company or any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the Code and which is maintained by or contributed to by the Company or any ERISA Affiliate, as well as each plan with respect to which the Company or any ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (together, the "Employee Plans"). There have been made available to Parent with respect to each Employee Plan, other than a "multiemployer plan" as such term is defined in
Section 3(37) of ERISA (a "Multiemployer Plan"), copies of (i) each such written Employee Plan (other than those referred to in Section 4(b)(4) of ERISA), (ii) the most recent annual report on Form 5500 series, with accompanying schedules and attachments, filed with respect to each such Employee Plan required to make such a filing, and (iii) the most recent actuarial valuation for each such Employee Plan subject to Title IV of ERISA. For purposes of this Section 2.10(a), the term "material," used with respect to any Employee Plan or liability shall mean that the Company or an ERISA Affiliate has incurred or may incur obligations in an amount exceeding $1,000,000 in the aggregate with respect to all such Employee Plans and liabilities.

         (b) Except as set forth in Section 2.10(b) of the Company Disclosure Schedule or the Company SEC Reports: (i) none of the Employee Plans, excluding any Multiemployer Plan, promises or provides retiree medical or other retiree welfare benefits to any person except to the extent required by Part 6 of Title I of ERISA; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Employee Plan, excluding any Multiemployer Plan, which could result in any material liability of the Company or any of its subsidiaries; (iii) all Employee Plans, excluding any Multiemployer Plan, are in compliance in all material respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Internal Revenue Service (the "IRS"), Pension Benefit Guaranty Corporation or Secretary of the Treasury), and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans, except where such non-compliance, non-performance or default could not reasonably be expected to result in a material liability to the Company or its subsidiaries;
(iv) each Employee Plan, excluding any Multiemployer Plan, intended to qualify under Section 401(a) of the Code and each trust intended to qualify under
Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination, except to the extent such impairment could not reasonably be expected to result in a material liability to the Company or its subsidiaries; (v) all contributions required to be made by the Company or any of its subsidiaries to any Employee Plan pursuant to Section 412 of the Code, or the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates; (vi) with respect to each Employee Plan, excluding any Multiemployer Plan, no "reportable event" within the meaning of
Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; (vii) neither the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any material liability under Title IV of ERISA that has not been satisfied (other than liability for premium payments to the Pension Benefit Guaranty Corporation arising in the ordinary course); (viii) neither the Company nor any ERISA Affiliate has at any time withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Section 4203 and 4205 of ERISA, respectively, so as to result in a material liability of the Company or any ERISA Affiliate that has not been satisfied, contingent or otherwise (including, but not limited to, the obligations pursuant to an agreement entered into in accordance with Section 4204 of ERISA); and (ix) if as of the Effective Time, the Company and all ERISA Affiliates were to withdraw from all Multiemployer Plans to which any of them has contributed or been obligated to contribute, they would incur no material liabilities to such plans under Title IV of ERISA.

         (c) Section 2.10(c) of the Company Disclosure Schedule sets forth a list that is true and complete in all material respects of each current or former employee, officer or director of the Company or any of its subsidiaries who holds (i) any option to purchase Company Common Stock as of the date hereof, together with the number of shares of Company Common Stock subject to such option, the option price of such option (to the extent determined as of the date hereof), and the expiration date of such option; and (ii) any other right, directly or indirectly, to acquire Company Common Stock, together with the number of shares of Company Common Stock subject to such right. Section 2.10(c) of the Company Disclosure Schedule also sets forth the total number of options and other rights. No such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"). Except as set forth in Section 2.10(c) of the Company Disclosure Schedule, no action has been taken which would result in the acceleration of the vesting of the Stock Options following the consummation of the Merger (assuming the assumption of the Stock Options as set forth in Article II).

         (d) Section 2.10(d) of the Company Disclosure Schedule sets forth a list that is true and complete in all material respects of (i) all employment agreements with officers of the Company or any of its subsidiaries; (ii) all agreements with consultants who are individuals obligating the Company or any of its subsidiaries to make annual cash payments on an amount exceeding $250,000;
(iii) all severance agreements of the Company or any of its subsidiaries with or relating to its employees; (iv) with respect to the Amended and Restated Severance Plan for Key Employees, the name and level of participation of each participant therein, and for each such participant, the base salary as in effect on the date of this Agreement and the actual annual cash bonuses paid with respect to 1994 and 1995 and the maximum annual cash bonus payable with respect to 1996, the amount of taxable compensation shown on Form W-2 for each of 1992 through 1995; (v) a list that is true and complete in all material respects of all employees whose Stock Options will be subject to accelerated vesting as a result of the Merger, for any reason other than termination of employment by the Company or any of its subsidiaries (along with the number of shares issuable upon exercise of such Stock Options, the exercise price and vesting dates); and
(vi) all plans, programs, agreements and other arrangements of the Company or any of its subsidiaries with or relating to its employees which contain change in control provisions pursuant to which the Company or any of its subsidiaries could incur a material liability.

         SECTION 2.11. Labor Matters. Except as set forth in Section 2.11 of the Company Disclosure Schedule or the Company SEC Reports, (i) there are no claims or proceedings pending or, to the knowledge of the Company, threatened, between the Company or any of its subsidiaries and any of their respective employees, which claims or proceedings have or would reasonably be expected to have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries is a party to any material collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, and (iii) the Company is not aware of any strikes, slowdowns, work stoppages, lockouts, boycotts, corporate campaigns or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries which would reasonably be expected to have a Material Adverse Effect.

         SECTION 2.12. Registration Statement; Proxy Statement/Prospectus. Subject to the accuracy of the representations of Parent in Section 3.12, the information supplied by the Company for inclusion in the Registration Statement (as defined in Section 5.02) pursuant to which the Parent Common Stock to be issued in the Merger will be registered with the SEC shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in the Proxy Statement/Prospectus (as defined in Section 5.02) to be sent to the stockholders of the Company in connection with the meeting of the stockholders of the Company to consider the Merger (the "Company Stockholders Meeting") and, if required to satisfy the condition in Section 6.01(c) hereof, to be sent to the stockholders of Parent in connection with the meeting of the stockholders of Parent to consider the issuance of the Parent Common Stock in connection with the Merger (the "Parent Stockholders Meeting"), will not, on the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company at the time of the Company Stockholders Meeting and, if required, Parent at the time of the Parent Stockholders Meeting, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform Parent and Merger Sub. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained or incorporated by reference in any of the foregoing documents.

         SECTION 2.13.  [Intentionally Left Blank.]

         SECTION 2.14. Title to Property. Except as set forth in Section 2.14 of the Company Disclosure Schedule, the Company and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, which would not have a Material Adverse Effect; and all leases pursuant to which the Company or any of its subsidiaries lease from others material amounts of real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such leases any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not have a Material Adverse Effect.

         SECTION 2.15. Taxes. (a) For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, premiums, assessments, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing (or similar) authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes or amounts and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports, declarations, information statements and other documents with respect to Taxes required to be filed with the IRS or any other taxing (or similar) authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

         (b) Other than as disclosed in Section 2.15(b) of the Company Disclosure Schedule or the Company SEC Reports: The Company and its subsidiaries have filed all United States federal income and state income or franchise Tax Returns and all other material Tax Returns required to be filed by them, and the Company and its subsidiaries have paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due from the Company and its subsidiaries or for which they could be liable (whether to taxing authorities or to other persons or entities), except for such Taxes as to which the failure to pay, individually or in the aggregate, would not constitute a Material Adverse Effect. There are no other material Taxes that would be due if asserted by a taxing authority, except with respect to which the Company is maintaining reserves to the extent currently required by GAAP. Neither the Company nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.

         (c) Other than as disclosed in Section 2.15(c) of the Company Disclosure Schedule or the Company SEC Reports, neither the Company nor any of its subsidiaries is obligated under any agreements with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for federal or state income tax purposes would be affected by the transactions contemplated hereunder. Neither the Company nor any of its subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. To the best knowledge of the Company, neither the Company nor any of its subsidiaries owns any property of a character, the indirect transfer of which, pursuant to this Agreement, would give rise to any material documentary, stamp or other transfer tax.

         (d) Except as disclosed in Section 2.15 (d) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries (i) is a party to or bound by (nor will it become a party to or become bound by) any tax-indemnity, tax sharing or tax allocation agreement (or administrative or accounting practice having substantially the same effect as such an agreement); (ii) has filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local, or foreign income tax law) or agreed to have Section 341(f) of the

Code (or any corresponding provision of state, local, or foreign income tax law) apply to any disposition of any asset owned by it; (iii) has agreed to make or is required to make any material adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iv) has been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than the affiliated group of which the Company is the common parent corporation; or (v) owns material assets that directly or indirectly secure debt the interest on which is tax-exempt under Section 103(a) of the Code.

         SECTION 2.16. Environmental Matters. Except as set forth in Section
2.16 of the Company Disclosure Schedule or the Company SEC Reports, and except in all cases as, in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries to the best of the Company's knowledge (i) have obtained all applicable permits, licenses and other authorization which are required to be obtained under all applicable federal, state or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder ("Environmental Laws") relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company or its subsidiaries (or their respective agents); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorization, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof, are not aware of nor have received notice of any past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which could give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against the Company or any of its subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, or any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company or its subsidiaries (or any of their respective agents) thereunder.

         SECTION 2.17. Brokers. Except as set forth in Section 2.17 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         SECTION 2.18. Intellectual Property Rights. The Company owns or possesses legally enforceable rights to use the "Vons" and "Pavilions" trade names, trademarks and service names used in the business of the Company and its subsidiaries as currently conducted.

         SECTION 2.19. Opinion of Financial Advisor. The Company has been advised by its financial advisor, CS First Boston Corporation, that in its opinion, as of the date hereof, the Exchange Ratio set forth herein is fair from a financial point of view to the holders of Shares (other than Parent or any direct or indirect wholly owned subsidiary or affiliate of Parent).

                                  ARTICLE III.

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

         SECTION 3.01. Organization and Qualification; Subsidiaries. Each of Parent and its significant subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not have a Material Adverse Effect (as defined in Section 8.03). Each of Parent and each of its significant subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a Material Adverse Effect. A true and complete list of all of Parent's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock owned by Parent or another subsidiary, is set forth in Section 3.01 of the disclosure schedule prepared by Parent and delivered to the Company in connection with the execution of this Agreement (the "Parent Disclosure Schedule"). Except as set forth in Section 3.01 of the Parent Disclosure Schedule or the Parent SEC Reports (as defined in Section 3.07), Parent does not directly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, with respect to which Parent has invested or is required to invest $1,000,000 or more, excluding shares of Company Common Stock and the equity interest in Casa Ley S.A. de C.V. and the limited partnership interests in SSI Equity Associates L.P. held by Parent or any direct or indirect subsidiary of Parent.

         SECTION 3.02. Certificate of Incorporation and By-Laws. Parent has heretofore furnished to the Company a complete and correct copy of its Certificate of Incorporation and By-Laws, as amended to date. Such Certificate of Incorporation and By-Laws are in full force and effect. Merger Sub has heretofore furnished to the Company a complete and correct copy of its Articles of Incorporation and By-Laws, as amended to date. Such Articles of Incorporation and By-Laws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its respective Certificate or Articles of Incorporation, as the case may be, or By-Laws.

         SECTION 3.03. Capitalization. (a) As of December 10, 1996, the authorized capital stock of Parent consisted of (i) 750,000,000 shares of Parent Common Stock of which: 220,993,985 shares were issued and outstanding, all of which are validly issued, fully paid and non-assessable, no shares were held in treasury, 23,405,953 shares were reserved for future issuance upon exercise of outstanding warrants, 19,435,620 shares were reserved for future issuance upon exercise of outstanding options to purchase Parent Common Stock granted under Parent's stock option plans and an additional 7,184,631 shares were reserved for issuance under Parent's stock option plans; and (ii) 25,000,000 shares of preferred stock, of which no shares of preferred stock were issued and outstanding. No material change in such capitalization has occurred between December 10, 1996 and the date hereof. Except as set forth in Section 3.03 of the Parent Disclosure Schedule or the Parent SEC Reports, there are no options, warrants or other rights, agreements, or arrangements to which Parent is a party or by which Parent is bound relating to the issued or unissued capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Parent or any of its subsidiaries.

         (b) Except as set forth in Section 3.03 of the Parent Disclosure Schedule or the Parent SEC Reports, or pursuant to the Purchase Agreement, there are no obligations, contingent or otherwise, of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. Except as set forth in Section
3.01 or 3.03 of the Parent Disclosure Schedule, all of the outstanding shares of capital stock of each of Parent's significant subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are owned by Parent or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Parent's voting rights, charges or other encumbrances of any nature whatsoever.

         SECTION 3.04. Authority Relative to this Agreement; Vote Required. (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than (a) any approval of the issuance of Parent Common Stock in connection with the Merger by the holders of at least a majority of the outstanding shares of Parent Common Stock entitled to vote in accordance with the DGCL and Parent's Certificate of Incorporation and ByLaws which is required to satisfy the condition in Section 6.01(c) hereof and (b) the adoption of this Agreement, the Merger and the transactions contemplated hereby by SSCI, as the sole holder of the outstanding shares of Common Stock of Merger Sub). As of the date hereof, the Board of Directors of Parent has determined that it is advisable and in the best interest of Parent's stockholders for Parent to enter into a business combination with the Company upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub.

         (b) Assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity).

         (c) Subject to Section 6.01(c)(ii), the approval of the holders of a majority of the shares of Parent Common Stock voting at the meeting called to approve the issuance of the Parent Shares in the Merger is the only vote of the holders of any class or series of Parent capital stock necessary to approve the issuance of Parent Common Stock in connection with the Merger. The approval of SSCI, as the sole shareholder of all capital stock of Merger Sub, is the only shareholder approval necessary to approve the Merger, this Agreement and the transactions contemplated hereby on behalf of Merger Sub.

         SECTION 3.05. No Conflict; Required Filings and Consents. (a) Except as set forth in Section 3.05(a) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the Certificate or Articles of Incorporation, as the case may be, or By-Laws of Parent or Merger Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or (iii) result in any violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except, in the case of clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to have a Material Adverse Effect or otherwise prevent Parent or Merger Sub from performing their obligations under this Agreement in any material respect.

         (b) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental, judicial or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, the Blue Sky Laws, state takeover laws, the pre-merger notification requirements of the HSR Act, the listing requirements of the NYSE and the filing and recordation of the Certificate of Merger or other documents as required by the MBCA, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay Parent or Merger Sub from performing their respective obligations under this Agreement, and would not have a Material Adverse Effect.

         SECTION 3.06. Compliance; Permits. (a) Except as disclosed in Section 3.06(a) of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, statute, rule, regulation, order, judgment, writ, injunction or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not reasonably be expected to have a Material Adverse Effect.

         (b) Except as disclosed in Section 3.06(b) of the Parent Disclosure Schedule, Parent and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of Parent and its subsidiaries taken as a whole as it is now being conducted (collectively, the "Parent Permits"). Parent and its subsidiaries are in compliance with the terms of Parent Permits, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.07. SEC Filings; Financial Statements. (a) Parent has filed all forms, reports, statements and other documents required to be filed by it with the SEC since January 1, 1995 (such forms, reports, statements and other documents are hereinafter referred to as the "Parent SEC Reports"). Except as disclosed in Section 3.07 of the Parent Disclosure Schedule, the Parent SEC Reports (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

         (b) The consolidated financial statements (including, in each case, any related notes and schedules thereto) contained in the Parent SEC Reports were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

         SECTION 3.08. Absence of Certain Changes or Events. Except as set forth in Section 3.08 of the Parent Disclosure Schedule or the Parent SEC Reports, since September 7, 1996, Parent has conducted its business in the ordinary course and there has not occurred (i) any Material Adverse Effect; (ii) any amendments or changes in the Certificate of Incorporation or By-Laws of Parent;
(iii) any sale of a material amount of assets of Parent; (iv) any material change by Parent in its accounting methods, principles or practices except as required by any change in GAAP or as a result of a change in law; or (v) any material revaluation by Parent of any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business.

         SECTION 3.09.  [Intentionally Left Blank.]

         SECTION 3.10. Employee Benefit Plans. Except as provided in the Parent SEC Reports or as would not have a Material Adverse Effect, (i) all employee benefit plans or programs maintained for the benefit of the current or former employees or directors of Parent or any subsidiary of Parent that are sponsored, maintained or contributed to by Parent or any subsidiary of Parent, or with respect to which Parent or any subsidiary of Parent has any liability, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, are in compliance with all applicable requirements of law, including ERISA and the Code, and (ii) neither Parent nor any subsidiary of Parent has any liabilities or obligations with respect to any such employee benefit plans or programs, whether accrued, contingent or otherwise, except liabilities or obligations incurred in the ordinary course.

         SECTION 3.11. Labor Matters. Except as set forth in Section 3.11 of the Parent Disclosure Schedule or the Parent SEC Reports, (i) there are no claims or proceedings pending or, to the knowledge of Parent, threatened, between Parent or any of its subsidiaries and any of their respective employees, which claims or proceedings have or would reasonably be expected to have a Material Adverse Effect and (ii) Parent is not aware of any strikes, slowdowns, work stoppages, lockouts, boycotts, corporate campaigns or threats thereof, by or with respect to any employees of Parent or any of its subsidiaries which would reasonably be expected to have a Material Adverse Effect.

         SECTION 3.12. Registration Statement; Proxy Statement/Prospectus. Subject to the accuracy of the representations of the Company in Section 2.12, the Registration Statement shall not, at the time the Registration Statement (including amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein not misleading. The information supplied by Parent for inclusion in the Proxy Statement/Prospectus will not, on the date the Proxy Statement/Prospectus is first mailed to the stockholders of the Company and, if required, Parent at the time of the Company Stockholders Meeting and, if required, the Parent Stockholders Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make any statement made therein not false or misleading. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Parent or Merger Sub will promptly inform the Company. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company which is contained or incorporated by reference in any of the foregoing documents.

         SECTION 3.13. Environmental Matters. Except as set forth in Section
3.13 of the Parent Disclosure Schedule or the Parent SEC Reports, and except in all cases as, in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, Parent and each of its subsidiaries to the best of Parent's knowledge (i) have obtained all applicable permits, licenses and other authorization which are required to be obtained under all applicable Environmental Laws by Parent or its subsidiaries (or their respective agents); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorization, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof, are not aware of nor have received notice of any past or present violations of Environmental Laws, or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against Parent or any of its subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by Parent or its subsidiaries (or any of their respective agents) thereunder.

         SECTION 3.14. Brokers. Except as set forth in Section 3.14 of the Parent Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

         SECTION 3.15. Purchase Agreement. Effective as of the date hereof, Parent and SSI Associates, L.P. have entered into a Stock Repurchase Agreement (the "Purchase Agreement") for the purchase by Parent of an aggregate of 15,000,000 shares of Parent Common Stock (or warrants to purchase Parent Common Stock) (the "Repurchase") in the form attached hereto as Exhibit A.

         SECTION 3.16. Ownership of SSCI and Merger Sub; Capitalization of Merger Sub; No Prior Activities. SSCI is a direct wholly owned subsidiary of Parent. As of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, all of which are issued and outstanding and held by SSCI. Merger Sub was formed solely for the purpose of engaging in the transaction contemplated by this Agreement. As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreement or arrangements contemplated by this Agreement,

Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

         SECTION 3.17. Opinion of Financial Advisor. Parent has been advised by its financial advisor, Morgan Stanley & Co. that in its opinion, as of the date hereof, the Exchange Ratio set forth herein is fair from a financial point of view to Parent.

         SECTION 3.18. Takeover Statutes. Parent has taken all action necessary so that the restrictions set forth in Section 203 of the General Corporation Law of the State of Delaware will not and do not apply to the Support/Voting Agreements dated as of the date hereof between the Company and certain Parent stockholders.

                                   ARTICLE IV.

                     CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 4.01. Conduct of Business by the Company Pending the Merger. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company covenants and agrees that, unless Parent shall otherwise agree in writing, (i) the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; (ii) the Company shall, and shall cause its subsidiaries to, use commercially reasonable efforts to keep in full force and effect adequate insurance coverages consistent with past practice and maintain and keep its properties and assets in good repair, working order and condition, normal wear and tear excepted; and (iii) the Company shall use its reasonable efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

         (a) amend or otherwise change its Articles of Incorporation or By-laws;

         (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company or any of its subsidiaries, except for the issuance of shares of Company Common

Stock issuable upon the exercise of Stock Options which were granted under the Company Stock Option Plans and are outstanding on the date hereof;

         (c) except as set forth on Schedule 4.01(c) of the Company Disclosure Schedule, sell, pledge, dispose of or encumber any real property (whether a fee or leasehold interest) or any other assets of the Company or any of its subsidiaries, except for (i) sales of non-real property assets in the ordinary course of business and in a manner consistent with past practice or (ii) dispositions of obsolete or worthless assets;

         (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) repurchase, redeem or otherwise acquire, or agree to commit to repurchase, redeem or otherwise acquire, any shares of capital stock or other equity or debt securities or equity interests of the Company or any of its subsidiaries or (iv) amend the terms, change the period of exercisability or accelerate the exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, shares of Company Common Stock or any Stock Option or other option, warrant or right, directly or indirectly, to acquire shares of Company Common Stock, or propose to do any of the foregoing; provided that clauses (iii) and (iv) shall not prohibit the exercise of Stock Options through the use of Company Common Stock issuable upon exercise of Stock Options (or other shares of Company Common Stock held by the holder of such Option) to pay the exercise price or to satisfy tax withholding obligations pursuant to the terms of Stock Options in effect as of the date hereof.

         (e) (i) acquire (by merger, consolidation, or acquisition of stock, equity securities, interests or assets) any corporation, partnership, joint venture, association or other business organization or division thereof; (ii) except as set forth in Schedule 4.01(e) of the Company Disclosure Schedule, incur any indebtedness for borrowed money (including draw downs on lines of credit or letters of credit) or issue any debt securities or assume, guarantee (other than borrowings under the Company's bank debt or entered into in the ordinary course of business consistent with past practice) or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice or pursuant to the VAT Partnership or VAT II Partnership described in Section 2.01(a) of the Company Disclosure Schedule;
(iii) other than leases or contracts to purchase real property as set forth in clause (iv) below or as described in Section 4.01(e) of the Company Disclosure Schedule, enter into or amend any material contract or agreement or any agreement with a term longer than one year; (iv) except as described in Section 4.01(e) of the Company Disclosure Schedule, acquire any interest in real properties; or (v) except as described in Section 4.01(e) of the Company Disclosure Schedule or in order to fulfill its obligations under a written agreement, contract or arrangement to which the Company or a subsidiary is a party or by which it is bound, authorize any capital expenditures or purchase or lease of property or services (other than purchasing or merchandising product in the ordinary course of business consistent with past practice) (A) which are in the aggregate for any individual store, distribution center, office, warehouse or other Company facility (a "Facility"), in excess of $500,000, (B) which are in the aggregate for any single vendor (including any affiliates thereof) in excess of $1,000,000 over the term of the contract or (C) from any single vendor (including any affiliates thereof) which property or services are to be employed at or provided to more than five Facilities.

         (f) increase the compensation payable or to become payable to any director, officer, consultant or employee of the Company or any of its subsidiaries, except for increases in salaries or wages of employees which are required pursuant to collective bargaining agreements or other written agreements entered into prior to the date hereof, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer (except for officers who are terminated on an involuntary basis) or other employee of the Company or any of its subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees (any of the foregoing being an "Employee Benefit Arrangement"), except, in each case, as may be required by law or collective bargaining agreement, and except as set forth on Schedule 4.01(f) of the Company Disclosure Schedule;

         (g) take any action to change in any material respect accounting policies or procedures, except as may be required by GAAP or as a result of a change in law;

         (h) except as set forth on Schedule 4.01(h) of the Company Disclosure Schedule, make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations, except to the extent the amount of any such settlement has been reserved for in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement;

         (i) except as set forth on Schedule 4.01(i) of the Company Disclosure Schedule, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement or incurred in the ordinary course of business and consistent with past practice;

         (j) elect, pursuant to Section 783 of the MBCA, to be covered by the provisions of Section 780 of the MBCA or take any action which could cause the Company or the shares of Company Common Stock held by Parent or any direct or indirect wholly owned subsidiary of Parent to be covered by the provisions of
Section 790 et seq. of the MBCA;

         (k) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company and its subsidiaries;

         (l) adopt any resolutions of the Board of Directors which would grant the Company's stockholders dissenters' rights pursuant to the MBCA; or

         (m) take, or agree (in writing or otherwise) to take, any of the actions described in Sections 4.01(a) through (l) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder or permit any of the conditions set forth in Article VI from not being satisfied.

         SECTION 4.02 No Solicitation. (a) Neither the Company nor any of its subsidiaries shall, nor shall it authorize any of its officers, directors, employees, agents, investment bankers, attorneys, financial advisors or other representatives retained by it or any of its subsidiaries (collectively, "Company Representatives") to, directly or indirectly, (i) solicit or initiate the submission of, any Acquisition Proposal (as defined in Section 4.02(c)),
(ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action intended to facilitate any inquiries or the making of any proposal that constitutes or would reasonably be expected to lead to, an Acquisition Proposal or (iii) enter into any agreement with respect to, agree to, approve or recommend any Acquisition Proposal. Nothing in this Section 4.02(a) shall prevent the Board of Directors of the Company (or any committee thereof) from considering, negotiating, discussing, approving and recommending to the stockholders of the Company a bona fide Acquisition Proposal not solicited in violation of this Agreement, provided the Board of Directors of the Company determines in good faith, based upon advice of outside legal counsel, that it is required to do so in order to discharge properly its fiduciary duties. Nothing contained in this Section 4.02(a) shall prevent the Board of Directors of the Company from taking and disclosing to the Company's stockholders a position with regard to a tender offer or exchange offer contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act and making such disclosure to the stockholders of the Company as may be required under applicable law; provided, that the Board of Directors of the Company shall not recommend that the stockholders of the Company tender their shares of Company Common Stock in connection with such tender or exchange offer unless the Board of Directors of the Company determines in good faith, based upon advice of outside legal counsel, that making such recommendation is required in order to discharge properly its fiduciary duties.

         (b) The Company shall immediately notify Parent after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal.

         (c) As used in this Agreement, "Acquisition Proposal" shall mean any proposal or offer from any person (other than Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent) relating to (i) any direct or indirect acquisition or purchase of any equity interest in, or a substantial amount of assets of, the Company or its subsidiaries, (ii) any tender offer or exchange offer (including a self-tender offer), (iii) any merger, consolidation, recapitalization, liquidation, business combination or similar transaction involving the Company other than the transactions contemplated by this Agreement or (iv) any other extraordinary transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger.

         (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from the confidentiality provisions of any confidentiality agreement to which the Company is a party unless the Board of Directors of the Company determines in good faith, based upon advice of outside legal counsel, that making such release is required in order to discharge properly its fiduciary duties. If the Board of Directors of the Company receives a request for material nonpublic information by a person who makes, or indicates that it is considering making, a bona fide Acquisition Proposal, and the Board of Directors determines in good faith and upon the advice of outside legal counsel that it is required to cause the Company to act as provided in this Section 4.02(d) in order to discharge properly the directors' fiduciary duties, then, provided such person has executed a confidentiality agreement substantially similar to the one then in effect between the Company and Parent, the Company may provide such person with access to information regarding the Company.

         (e) The Company shall advise the Company Representatives of the restrictions described in this Section 4.02.

         SECTION 4.03 Conduct of Business by Parent Pending the Merger. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent covenants and agrees that, unless the Company shall otherwise agree in writing, (i) Parent shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and Parent and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; (ii) Parent shall, and shall cause its subsidiaries to, use commercially reasonable efforts to keep in full force and effect adequate insurance coverages consistent with past practice and maintain and keep its properties and assets in good repair, working order and condition, normal wear and tear excepted; and (iii) Parent shall use its reasonable efforts to preserve substantially intact the business organization of Parent and its subsidiaries, to keep available the services of the present officers, employees and consultants of Parent and its subsidiaries and to preserve the present relationships of Parent and its subsidiaries with customers, suppliers and other persons with which Parent or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither Parent nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of the
Company:

         (a) amend or otherwise change Parent's Certificate of Incorporation or By-Laws;

         (b) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, which, in any such case, would prevent or materially delay the consummation of the transactions contemplated by this Agreement;

         (c) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Parent may declare and pay a dividend to its parent;

         (d) take or agree in writing or otherwise to take any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent from performing or cause Parent not to perform its covenants hereunder or prevent any of the conditions set forth in Article VI not being satisfied;

         (e) take any action to change in any material respect accounting policies or procedures, except as may be required by GAAP or as a result of a change in law; or

         (f) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Parent and its subsidiaries.

         SECTION 4.04 Parent Repurchase Right. Except as contemplated by the Purchase Agreement during the period from the date of this Agreement and continuing through the earlier termination of this Agreement or the Effective Time, Parent will not, directly or indirectly, repurchase, redeem or otherwise acquire or agree to commit to repurchase, redeem or otherwise acquire, directly or indirectly any shares of capital stock or other equity security of Parent or any of its subsidiaries, including, without limitation, shares of Parent Common Stock, or other option, warrant or right, directly or indirectly, to acquire shares of Parent Common Stock ("Parent Equity Securities"); provided, however, that Parent may repurchase, redeem or otherwise acquire or agree to commit to repurchase, redeem or otherwise acquire Parent Equity Securities so long as (i) such repurchase or agreement to repurchase has been approved by at least two independent members of Parent's Board of Directors and (ii) Parent has received a written opinion from a nationally recognized investment banking firm that, as of the date rendered, the price to be paid for such Parent Equity Securities is fair from a financial point of view to Parent and its stockholders (which, if relevant for purposes of such opinion, shall not be deemed to include any stockholder, or any affiliate of any stockholder, who is selling Parent Equity Securities in the transaction); provided further that this Section 4.04 shall not prohibit the exercise of stock options to purchase Parent Common Stock through the use of Parent Common Stock issuable upon exercise of such stock options (or other shares of Parent Common Stock held by the holder of such options) to pay the exercise price or to satisfy tax withholding obligations pursuant to the terms of such stock options in effect as of the date hereof.

                                   ARTICLE V.

                              ADDITIONAL AGREEMENTS

         SECTION 5.01. HSR Act; Etc. As promptly as practicable after the date of the execution of this Agreement, the Company and Parent shall file notifications under and in accordance with the HSR Act. The Company and Parent shall respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority (foreign or domestic) in connection with antitrust matters.

         SECTION 5.02. Proxy Statement/Prospectus; Registration Statement. (a) As promptly as practicable after the execution of this Agreement, (i) the Company shall prepare and file with the SEC (with appropriate requests for confidential treatment) under the Exchange Act a proxy statement/prospectus and a form of proxy (or, to the extent a Parent Stockholders Meeting, as defined below, is required to be held, the Company and Parent shall prepare and file with the SEC under the Exchange Act a joint proxy statement/prospectus and forms of proxies) (such proxy statement/prospectus or joint proxy statement/prospectus, as the case may be, together with any amendments thereof or supplements thereto, in each case in the form or forms delivered to the stockholders of the Company and, if applicable, the stockholders of Parent, the "Proxy Statement/Prospectus") relating to the Company Stockholders Meeting and the vote of the stockholders of the Company with respect to the Merger (and, if applicable, the Parent Stockholders Meeting and the vote of the stockholders of Parent with respect to the issuance of Parent Common Stock in connection with the Merger) and (ii) following clearance by the SEC of the Proxy Statement, Parent shall prepare and file with the SEC under the Securities Act a registration statement on Form S-4 or any other form as may be appropriate (such registration statement, together with any amendments thereof or supplements thereto, the "Registration Statement") with respect to the Parent Common Stock to be issued by Parent in connection with the Merger, which Registration Statement shall include the Proxy Statement/Prospectus as a prospectus. Parent and the Company will cause the Registration Statement and the Proxy Statement/Prospectus to comply in all material respects with the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of Parent and the Company shall use all reasonable efforts to have or cause the Registration Statement to become effective (including clearing the Proxy Statement/Prospectus with the SEC) as promptly as practicable thereafter, and shall take any and all actions required under any applicable federal or state securities or Blue Sky Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Without limiting the generality of the foregoing, each of Parent and the Company agrees to use all reasonable efforts, after consultation with the other such party, to respond promptly to any comments made by the SEC with respect to the Proxy Statement/Prospectus (including each preliminary version thereof) and the Registration Statement (including each amendment thereof and supplement thereto). Each of Parent and the Company shall, and shall cause its respective representatives to, fully cooperate with the other such party and its respective representatives in the preparation of the Proxy Statement/Prospectus and the Registration Statement, and shall, upon request, furnish the other such party with all information concerning it and its affiliates, directors, officers and stockholders as the other may reasonably request in connection with the preparation of the Proxy Statement/Prospectus and the Registration Statement. As promptly as practicable after the Registration Statement shall have become effective, the Company and, if applicable, Parent shall cause the Proxy Statement/Prospectus to be mailed to their respective stockholders.

         (b) Without limiting the generality of the foregoing (i) the Company and Parent shall each notify the other as promptly as practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or a supplement to, the Proxy Statement/Prospectus or the Registration Statement, and (ii) the Company and Parent shall each notify the other as promptly as practicable after the receipt by it of any written or oral comments of the SEC on, or of any written or oral request by the SEC for amendments or supplements to, the Proxy Statement/Prospectus or the Registration Statement, and shall promptly supply the other with copies of all correspondence between it or any of its representatives and the SEC with respect to any of the foregoing filings.

         SECTION 5.03 Stockholders Meetings. The Company and, if required to satisfy the condition set forth in Section 6.01(c), Parent shall call and hold the Company Stockholders Meeting and the Parent Stockholders Meeting, respectively, as promptly as practicable and in accordance with applicable laws for the purpose of voting upon the approval of the Merger and the adoption of this Agreement, in the case of the Company Stockholders Meeting, and the issuance of Parent Common Stock in connection with the Merger, in the case of any required Parent Stockholders Meeting. The Company and, if required, Parent shall use all reasonable efforts to hold their respective stockholders meetings as soon as practicable after the date on which the Registration Statement becomes effective and, if a Parent Stockholders Meeting is required, on the same day (and at the same time of such day). Unless otherwise required under the applicable fiduciary duties of the respective directors of the Company and Parent, as determined by such directors in good faith after consultation with and based upon the advice of their respective outside legal counsel, the Company and, if required to satisfy the condition set forth in Section 6.01(c), Parent shall (a) recommend, in the case of the Company, that the Company stockholders vote in favor of the approval and adoption this Agreement, the Merger and the other transactions contemplated herein and, in the case of Parent, that Parent's stockholders vote in favor of the issuance of Parent Common Stock in connection with the Merger, and include in the Proxy Statement/Prospectus each such recommendation and (b) use all reasonable efforts to solicit from their respective stockholders proxies in favor of the approval and adoption of the proposals recommended by them in subclause (a) above and take all other action necessary or advisable to secure the vote or consent of stockholders to obtain such approval. At the Company Stockholders Meeting, Parent agrees to vote or to cause to be voted in favor of approval of the Merger, this Agreement and the transactions contemplated hereby, all shares of Company Common Stock for which the beneficial owner is Parent or its subsidiaries.

         SECTION 5.04 Access to Information; Confidentiality. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), the Company and Parent shall each (and shall cause each of their subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company and Parent each shall (and shall cause each of their subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either Parent or the Company may reasonably request. Each party shall keep such information confidential in accordance with the terms of the respective confidentiality letters, dated November 11, 1996, November 25, 1996 and December 5, 1996 (the "Confidentiality Letters"), between Parent and the Company.

         SECTION 5.05 Consents; Approvals. The Company and Parent shall each use its reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby.

         SECTION 5.06 Agreements with Respect to Affiliates. The Company shall request each person who is identified by the Company as being an "affiliate" of the Company at the time of the Company Stockholders Meeting for purposes of Rule 145 under the Securities Act ("Rule 145") to deliver to Parent, prior to the Effective Time, a written agreement in connection with restrictions on affiliates under Rule 145 in the form attached hereto as Exhibit B.

         SECTION 5.07 Indemnification and Insurance. (a) The Articles of Incorporation and By-Laws of the Surviving Corporation shall contain provisions with respect to indemnification and exculpation no less favorable than those set forth in the Articles of Incorporation and ByLaws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

         (b) The Company shall, to the fullest extent permitted under applicable law or under the Company's Articles of Incorporation or By-Laws and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Articles of Incorporation or By-Laws, indemnify and hold harmless, each present and former director, officer or employee of the Company or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any act or omissions occurring at or prior to the Effective Time, in each case for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, and
(iii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties in which case this limitation shall not apply.

         (c) For a period of four years after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' insurance policy (a copy of which has been made available to Parent) on terms comparable to those now applicable to directors and officers of the Company; provided, however, (i) that Parent and the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to such covered persons) or provide for such coverage under Parent's directors' and officers' liability insurance policy (a copy of which has been made available to the Company) if Parent's policy provides at least the same coverage and amounts on terms and conditions that are no less favorable to covered persons than the Company's current policy; and (ii) that in no event shall Parent or the Surviving Corporation be required to expend in excess of $1,070,000 for such coverage; and provided further, that if the premium for such coverage exceeds such amount, Parent or the Surviving Corporation shall purchase a policy with the greatest coverage available for such amount.

         (d) From and after the Effective Time, Parent shall guarantee the obligations of the Surviving Corporation under this Section 5.07.

         (e) This Section 5.07 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties.

         SECTION 5.08 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate, or (ii) any failure of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.08 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided further that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 6.02(b) or 6.03(b) unless the failure to give such notice results in material prejudice to the other party.

         SECTION 5.09 Further Action/Tax Treatment. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. Each of Parent, Merger Sub and the Company shall use its best efforts to cause the Merger to qualify, and will not (both before and after consummation of the Merger) take any actions which to its knowledge could reasonably be expected to prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

         SECTION 5.10 Public Announcements. Parent and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of outside legal counsel be required by applicable law or the rules and regulations of the NYSE, if it has used all reasonable efforts to consult with the other party and its counsel and allow such other party and its counsel to comment thereon.

         SECTION 5.11 Employee Benefit Arrangements. Parent agrees that the Company will honor and, from and after the Effective Time, Parent will cause the Surviving Corporation to honor, all obligations under Employee Benefit Arrangements to which the Company or any of its subsidiaries is presently a party which are listed in Section 5.11 of the Company Disclosure Schedule. Until December 31, 1997, Parent shall cause the Surviving Corporation to continue to provide to employees of the Company and its subsidiaries (excluding employees covered by collective bargaining agreements), as a whole, Employee Benefits (as defined below) which, in the aggregate, have a value which is substantially comparable to the value of such Employee Benefits provided to such employees as of the date hereof; and from January 1, 1998 until December 31, 1998, Parent shall cause the Surviving Corporation to provide to employees of the Company and its subsidiaries (excluding employees covered by collective bargaining agreements), as a whole, Employee Benefits which, in the aggregate, have a value which is substantially comparable to the value of such Employee Benefits provided by Parent to its employees employed in Parent's Northern California Division; provided, that nothing in this sentence shall be deemed to limit or otherwise affect the right of the Surviving Corporation to terminate employment or change the place of work, responsibilities, status, designation or employee benefits of any employee or group of employees as the Surviving Corporation may determine in the exercise of its business judgment and in compliance with applicable laws. For all Employee Benefits (including without limitation plans or programs of Parent and its affiliates after the Effective Time), all service with the Company or any of its subsidiaries prior to the Effective Time of employees (excluding employees covered by collective bargaining agreements) shall be treated as service with Parent and its affiliates for eligibility and vesting purposes, but not for the purpose of benefit accrual, to the same extent that such service is taken into account by the Company and its subsidiaries as of the date hereof, except to the extent such treatment will result in duplication of benefits. "Employee Benefits" means only the following benefits: any medical, health, dental, life insurance, long-term disability, severance, pension, retirement or savings plan, policy or arrangement, whose coverage is not generally limited to officers or a select group of highly compensated employees of the Company or any of its subsidiaries. This Section 5.11 is not intended to be for the benefit of and shall not be enforceable by any employee, former employee or dependent or beneficiary thereof or any collective bargaining representative thereof.

         SECTION 5.12 Use of Name; Headquarters. (a) With respect to Company stores that Parent or its subsidiaries operate after the Effective Time, Parent agrees that for a period of at least two years from and after the Effective Time, Parent and/or its subsidiaries will operate such stores under the "Vons" or "Pavilions" names.

         (b) Parent's present intention is to maintain a division headquarters for the Surviving Corporation's operations in Arcadia, California for two years following the Effective Time; provided that if Parent determines to relocate the headquarters, it will use commercially reasonable efforts during such two-year period to keep the headquarters in the San Gabriel Valley.

         SECTION 5.13 Listing of Shares. The Company shall use its best efforts to continue the listing of the Company Common Stock on the NYSE during the term of this Agreement and Parent shall use its best efforts to cause the Parent Shares to be issued in the Merger to be listed, upon official notice of issuance, on the NYSE prior to the Effective Time.

         SECTION 5.14 Conveyance Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

                                   ARTICLE VI.

                            CONDITIONS TO THE MERGER

         SECTION 6.01 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement/Prospectus shall have been initiated or threatened by the SEC;

         (b) Company Stockholder Approval. This Agreement, the Merger and the transactions contemplated hereby shall have been approved and adopted by (i) the requisite vote of the stockholders of the Company and (ii) a majority of the outstanding shares of Company Common Stock not held by Parent or its affiliates;

         (c) Parent Stockholder Approval. Either (i) the issuance of Parent Common Stock in the Merger pursuant to this Agreement shall have been approved by the requisite vote of the stockholders of Parent or (ii) Parent and the Company, upon the advice of outside legal counsel, shall have determined that the approval by Parent's stockholders of the issuance of the Parent Common Stock in the Merger pursuant to the terms of this Agreement is not required by the Policies and Procedures of the NYSE;

         (d) Listing. The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance;

         (e) HSR Act. All waiting periods applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; and

         (f) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger, shall be in effect; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered or enforced which makes the consummation of the Merger illegal.

         SECTION 6.02 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement (other than those set forth in Sections 2.03(a) and 2.04(a), (c), (d) and (e)) shall be true and correct in all respects on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date) and (iii) where the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, does not result or would not reasonably be expected to result in a Material Adverse Effect, and the representations and warranties of the Company set forth in Sections 2.03(a) and 2.04(a), (c), (d) and (e) shall be true and correct in all material respects, subject to clauses (i) and (ii) above. Parent and Merger
Sub shall have received a certificate to such effect signed by the President of the Company;

         (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the President of the Company.

         SECTION 6.03 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Parent and Merger Sub contained in this Agreement (other than those set forth in Sections 3.03(a) and 3.04(a) and (c)) shall be true and correct in all respects on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date) and (iii) where the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, does not result or would not reasonably be expected to result in a Material Adverse Effect, and the representations and warranties of Parent and Merger Sub set forth in Sections 3.03(a) and 3.04(a) and (c) shall be true and correct in all material respects, subject to clauses (i) and (ii) above. The Company shall have received a certificate to such effect signed by the President of Parent;

         (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the President of Parent;

         (c) Tax Opinion. The Company shall have received a written opinion of Wachtell, Lipton, Rosen & Katz (addressed to the Company and the Company's stockholders) in form and substance reasonably satisfactory to the Company to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; and

         (d) Purchase Agreement. The Purchase Agreement shall be in full force and effect in accordance with its terms and no circumstance shall exist that would prevent the Repurchase from being consummated immediately following the Effective Time.

                                  ARTICLE VII.

                                   TERMINATION

         SECTION 7.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company or Parent:

         (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

         (b) by either Parent or the Company, if the Merger shall not have been consummated by June 30, 1997 (provided that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or a substantial contributor to the failure of the Merger to occur on or before such date); or

         (c) by either Parent or the Company, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the right to terminate this Agreement under this Section 7.01(c) shall not be available to any party who has not complied with its obligations under Section 5.09 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action);

         (d) by Parent, if (i) the Board of Directors of the Company shall withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do so; or
(ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company an Acquisition Proposal (as defined in Section 4.02(c)); or (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or an affiliate of Parent) and the Board of Directors of the Company recommends that the stockholders of the Company tender their shares in such tender or exchange offer;

         (e) by the Company, if (i) the Board of Directors of the Company shall determine in good faith, based upon advice of outside legal counsel, that it is required, in order to discharge properly its fiduciary duties, to withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do so; (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company an Acquisition Proposal (as defined in Section 4.02(c)); or (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or an affiliate of Parent) and the Board of Directors of the Company recommends that the stockholders of the Company tender their shares in such tender or exchange offer; provided, that, the Company shall not be entitled to exercise any termination rights under clause (ii) or (iii) of this Section 7.01(e) unless (x) any action of the Board of Directors in order to discharge its fiduciary duties in good faith upon advice of counsel and (y) the Company has complied with its obligations in Section 4.02; or

         (f) by Parent or the Company, if, at a duly held meeting of the stockholders of the Company (including any adjournment thereof) held for the purpose of voting on the Merger, this Agreement and the consummation of the transactions contemplated hereby, the holders of a majority of the outstanding shares of Company Common Stock (without giving effect to the shares of Company Common Stock owned by Parent and its affiliates) shall not have approved the Merger, this Agreement and the consummation of the transactions contemplated hereby;

         (g) by the Company, if, at a duly held meeting of the stockholders of Parent (including any adjournment thereof) held for the purpose of voting on the issuance of the


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Parent Common Stock in connection with the Merger, the requisite vote of a majority of the holders of the outstanding shares of Parent Common Stock shall not have approved such issuance.

         SECTION 7.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in
Section 7.03 and Section 8.01 hereof, and (ii) nothing herein shall relieve any party from liability for any breach hereof.

         SECTION 7.03 Fees and Expenses. (a) Except as set forth in this Section 7.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' and accountants' fees, incurred in connection with the printing and filing of the Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

         (b) In order to induce Parent to enter into this Agreement, the Company agrees that if: (x) prior to termination of this Agreement, any person other than Parent and its affiliates shall have commenced, publicly proposed or communicated to the Company an Acquisition Proposal (a "Pre-Termination Acquisition Proposal") and (y) within three months of the termination of this Agreement, such person, or any affiliate of such person, enters into any definitive agreement to effect a transaction contemplated by an Acquisition Proposal (which is related to such Pre-Termination Acquisition Proposal), then the Company shall pay to Parent within five business days following the consummation of the transaction that was contemplated by the Acquisition Proposal a fee (the "Fee") of $50,000,000 in cash; provided, however, that in no event shall the Company be obligated to pay more than one such fee with respect to all such occurrences and provided further, no such fee shall be payable if there has been a material misrepresentation by or material breach of any material obligation of Parent hereunder which would entitle the Company to terminate this Agreement under Section 7.01.

         (c) If a Fee is payable to Parent pursuant to Section 7.03(b), then the Company shall also reimburse Parent (not later than five business days after submission of statements therefor) for all documented out-of-pocket (not including allocation of overhead) fees and expenses ("Expenses") actually incurred by it prior to such termination in connection with the proposed Merger and the consummation of all transactions contemplated by this Agreement (including fees and expenses of counsel, investment banking firms, accountants, experts and consultants); provided, that the aggregate amount of Expenses required to be reimbursed pursuant to this Section 7.03(c) shall not exceed $5,000,000.

                                  ARTICLE VIII.

                               GENERAL PROVISIONS

         SECTION 8.01 Effectiveness of Representations, Warranties and Agreements; Knowledge, Etc. (a) Except as otherwise provided in this Section 8.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, as the case may be, except that the agreements set forth in Article I, Section 5.07 and Section 5.11 shall survive the Effective Time indefinitely and those set forth in Section 7.03 shall survive termination indefinitely. The Confidentiality Letters shall survive termination of this Agreement as provided therein.

         (b) Any disclosure made with reference to one or more Sections of the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided that such relevance is reasonably apparent.

         SECTION 8.02 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

         (a)      If to Parent or Merger Sub:

                           Safeway Inc.
                           5918 Stoneridge Mall Road
                           Pleasanton, California  94588-3229
                           Telecopier No.: (510) 208-5863
                           Telephone No.:  (510) 467-3000
                           Attention: President

                  With a copy to:

                           Latham & Watkins
                           505 Montgomery St.
                           San Francisco, California
                           Telecopier No.: (415) 395-8095
                           Telephone No.:  (415) 391-0600
                           Attention: Scott R. Haber, Esq.

         (b)      If to the Company:

                           The Vons Companies, Inc.
                           618 Michillinda Avenue
                           Arcadia, California  91007
                           Telecopier No.: (818) 821-7594
                           Telephone No.:  (818) 821-2596
                           Attention: Chairman and Chief Executive Officer

                  With a copy to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York  10019
                           Telecopier No.: (212) 403-1000
                           Telephone No.:  (212) 403-2000
                           Attention:      Daniel A. Neff, Esq.
                                           David A. Katz, Esq.

         SECTION 8.03 Certain Definitions. For purposes of this Agreement, the term:

         (a) "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

         (b) "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

         (c) "business day" means any day other than a day on which banks in New York are required or authorized to be closed;

         (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

         (e) "Material Adverse Effect," when used in connection with the Company or any of its subsidiaries, or Parent or any of its subsidiaries, as the case may be, means any change, effect or event that, individually or when taken together with all other such changes, effects or events that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is materially adverse to the business, assets (including intangible assets), financial condition or EBITDA (considered on an annual basis) of the Company and its subsidiaries or Parent and its subsidiaries, as the case may be, in each case taken as a whole; provided, however, that "Material Adverse Effect" when used in connection with the Company or any of its subsidiaries shall exclude (i) items disclosed in the Company SEC Reports prior to the date hereof and (ii) departures of officers, directors, consultants, employees or agents of the Company resulting from the announcement or expectation of the Merger; and provided further, that "Material Adverse Effect" when used in connection with Parent or any of its subsidiaries shall exclude items disclosed in the Parent SEC Reports prior to the date hereof.

         (f) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

         (g) "significant subsidiary" or "significant subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

         (h) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other legal entity.

         SECTION 8.04 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, no amendment shall be binding upon the Company unless also approved by the Special Committee of the Company's Board of Directors, and provided further, that after approval of the Merger by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 8.05 Extension; Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) subject to Section 8.04, waive compliance with any of the agreements or conditions (other than the condition set forth in Section 6.01(b)(i)) contained herein; provided, however, that, no extension or waiver set forth in subclauses (a), (b) or (c) above may be granted by the Company hereunder unless approved by the Special Committee of the Company's Board of Directors. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         SECTION 8.06 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 8.07 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 8.08 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Letters and the Support/Voting Agreements), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein.

         SECTION 8.09 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to Parent or any direct or indirect wholly owned subsidiary of Parent provided that no such assignment shall release the assigning party of its obligations hereunder. Parent guarantees the full performance by Merger Sub of all the obligations hereunder of Merger Sub or any such assignees.

         SECTION 8.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than Section 5.07 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties) and Section 1.06(c).

         SECTION 8.11 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 8.12 Governing Law. Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the

Merger or to matters arising under or in connection with this Agreement, this Agreement shall be governed by the laws of the State of New York.

         SECTION 8.13 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 8.14. WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                     SAFEWAY INC.

                                     By: /s/ MICHAEL C. ROSS
                                         ---------------------------------------
                                         Name:  Michael C. Ross
                                         Title: Senior Vice President, Secretary
                                                and General Counsel

                                     SSCI MERGER SUB, INC.

                                     By: /s/ MICHAEL C. ROSS
                                         ---------------------------------------
                                         Name:  Michael C. Ross
                                         Title: Vice President and Secretary

                                     THE VONS COMPANIES, INC.

                                     By:  /s/ LAWRENCE A. DEL SANTO
                                         ---------------------------------------
                                         Name:  Lawrence A. Del Santo
                                         Title: Chairman and Chief Executive
                                                Officer